UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2024

Valley National Bancorp

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Common Stock, no par value	VLY	The Nasdaq Stock Market
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	The Nasdaq Stock Market
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	The Nasdaq Stock Market
Non-Cumulative Perpetual Preferred Stock, Series C, no par value	VLYPN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2024, Valley National Bancorp (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Valley National Bank and J.P. Morgan Securities LLC, as representative of the underwriters listed on Schedule A thereto (the “Underwriters”), pursuant to which the Company issued and sold to the Underwriters an aggregate of 49,197,860 shares (including 6,417,112 shares issued pursuant to the exercise in full of the Underwriters’ option to purchase additional shares) of the Company’s common stock, no par value per share (the “Common Stock”), in a public offering (the “Offering”) pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-278527) and a related prospectus, including the related preliminary and final prospectus supplements dated November 7, 2024, filed with the Securities and Exchange Commission. The shares of Common Stock were sold at a price to the public of $9.35 per share. The net proceeds to the Company from the offering are expected to be approximately $448.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Offering is expected to close on or about November 12, 2024, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. The Company also agreed to indemnify the underwriters against certain liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference. The legal opinion relating to the shares of Common Stock issued in the Offering is attached hereto as Exhibit 5.1.

Item 8.01	Other Events.

On November 7, 2024, the Company issued a press release announcing the launch of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On November 7, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 7, 2024, by and among the Company, Valley National Bank, and J.P. Morgan Securities LLC as representative of the Underwriters listed on Schedule A thereto.

5.1	Opinion of Gary G. Michael regarding the legality of the Common Stock.

23.1	Consent of Gary G. Michael (included in Exhibit 5.1 filed herewith).

99.1	Press release announcing the launch of the Offering, dated November 7, 2024.

99.2	Press release announcing the pricing of the Offering, dated November 7, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2024	VALLEY NATIONAL BANCORP

	By:	/s/ Gary G. Michael
Gary G. Michael
Executive Vice President, General
Counsel & Corporate Secretary